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                                                                    EXHIBIT 23.1


                         INDEPENDENT AUDITORS' CONSENT


The Board of Directors
DRS Technologies, Inc.:


We consent to the use of our report included herein and to the references to our firm under the headings "Experts" and "Selected Consolidated Financial Data" in the prospectus.


                                        /s/ KPMG LLP


Short Hills, New Jersey
November 27, 2001